                                                                 EXHIBIT h(5)(b)

                                 AMENDMENT NO. 1
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated September 11, 2000, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Advisor Funds, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                AIM ADVISOR FUNDS

PORTFOLIOS                                     EFFECTIVE DATE OF AGREEMENT
----------                                     ---------------------------
AIM International Value Fund                   September 11, 2000

AIM Real Estate Fund                           September 11, 2000"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Dated:  September 10, 2001


                                                A I M ADVISORS, INC.


Attest:  /s/ P. MICHELLE GRACE                  By: /s/ ROBERT H. GRAHAM
         ------------------------------             ----------------------------
         Assistant Secretary                        Robert H. Graham
                                                    President

(SEAL)
                                                AIM ADVISOR FUNDS


Attest:  /s/ P. MICHELLE GRACE                  By: /s/ ROBERT H. GRAHAM
         ------------------------------             ----------------------------
         Assistant Secretary                        Robert H. Graham
                                                    President


(SEAL)